FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS 4Q24 DILUTED EPS OF $1.91; NET INTEREST MARGIN HELD AT 3.22 PERCENT
Net interest income up 14.0 percent linked-quarter annualized; Quarterly common dividend increased to $0.24 per share

NASHVILLE, TN, Jan. 21, 2025 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.91 for the quarter ended Dec. 31, 2024, compared to net income per diluted common share of $1.19 for the quarter ended Dec. 31, 2023, an increase of approximately 60.5 percent. Net income per diluted common share was $5.96 for the year ended Dec. 31, 2024, compared to $7.14 for the year ended Dec. 31, 2023, a decrease of approximately 16.5 percent.
After considering the adjustments noted in the table below, net income per diluted common share was $1.90 for the three months ended Dec. 31, 2024, compared to $1.68 for the three months ended Dec. 31, 2023, an increase of 13.1 percent, and compared to $1.86 for the three months ended Sept. 30, 2024, an annualized linked-quarter growth rate of 8.6 percent. Net income per diluted common share adjusted for the items noted in the table below was $6.89 for the year ended Dec. 31, 2024, compared to $6.99 for the year ended Dec. 31, 2023.

	Three months ended				Year ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023		Dec. 31, 2024	Dec. 31, 2023
Diluted earnings per common share	$1.91	$1.86	$1.19		$5.96	$7.14
Adjustments, net of tax (1):
Investment losses (gains) on sales of securities, net	(0.01)	—	—		0.70	0.20
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—		—	(0.84)
Loss on BOLI restructuring	—	—	0.21	—	—	0.21
Recognition of mortgage servicing asset	—	—	—		(0.12)	—
FDIC special assessment	—	—	0.28	—	0.07	0.28
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—		0.28	—
Diluted earnings per common share after adjustments	$1.90	$1.86	$1.68		$6.89	$6.99
(1): Adjustments include tax effect calculated using a marginal tax rate of 25.00 percent for all periods presented.

"Balance sheet growth during the fourth quarter was remarkable, with loan growth of 13.7 percent and deposit growth of 18.4 percent, linked-quarter annualized," said M. Terry Turner, Pinnacle's president and chief executive officer. "Additionally, our focus on being a great place to work continues to benefit our firm and shareholders in terms of our unique ability to attract talent. Our fourth quarter recruiting was again extremely robust, with 35 new revenue producers added, for the purpose of fueling our ongoing growth. In total, we recruited 161 revenue producers during 2024 compared to 107 in 2023, a 50.5 percent increase. We are looking for similar results in 2025.
"We are also pleased to report diluted earnings per share of $1.91 for the fourth quarter. In this declining rate environment, we successfully lowered our average cost of deposits by 34 basis points during the fourth quarter, offsetting the 33 basis point decline in average loan yields. Consequently, we were able to maintain our net interest margin quarter over quarter and grow net interest income by $12.3 million, a 14.0 percent linked-quarter annualized growth rate.

"So not only do we continue to produce outsized growth in the current cycle, but we also continue making significant investments in people and market extensions that we expect to benefit our shareholders well into the future."

BALANCE SHEET GROWTH AND LIQUIDITY:

Total assets at Dec. 31, 2024, were $52.6 billion, an increase of approximately $1.9 billion from Sept. 30, 2024, and $4.6 billion from Dec. 31, 2023, reflecting a linked-quarter annualized increase of 14.9 percent and a year-over-year increase of 9.7 percent. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	Dec. 31, 2024	Sept. 30, 2024		Dec. 31, 2023
Loans	$35,485,776	$34,308,310	13.7%	$32,676,091	8.6%
Securities	8,381,268	8,293,241	4.2%	7,323,887	14.4%
Other interest-earning assets	3,377,381	2,810,283	80.7%	2,673,235	26.3%
Total interest-earning assets	$47,244,425	$45,411,834	16.1%	$42,673,213	10.7%

Core deposits:
Noninterest-bearing deposits	$8,170,448	$8,229,394	(2.9)%	$7,906,502	3.3%
Interest-bearing core deposits(1)	29,876,456	27,535,246	34.0%	25,832,415	15.7%
Noncore deposits and other funding(2)	7,326,287	7,972,199	(32.4)%	7,573,489	(3.3)%
Total funding	$45,373,191	$43,736,839	15.0%	$41,312,406	9.8%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"As we noted in our third quarter earnings release, we were optimistic loan growth would accelerate during the fourth quarter," Turner said. "Ultimately, the fourth quarter was one of our strongest quarters ever for loan and deposit growth, with loan growth of $1.2 billion and deposit growth of $1.9 billion.
"For most of our history, we have been viewed as one of the strongest organic loan growers among small and mid-cap banks. And now, our ongoing investments in organic deposit growth strategies like adding new branch locations and extending into new markets, building new industry verticals for segments that are typically net providers of funds, and hiring bankers that have strong depositor followings are yielding outsized deposit growth as well."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH AND PROFITABILITY:

Pre-tax, pre-provision net revenues (PPNR) for the three months and year ended Dec. 31, 2024, were $213.4 million and $701.8 million, respectively, compared to $145.2 million and $807.6 million recognized in the three months and year ended Dec. 31, 2023, respectively.

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
(dollars in thousands)	2024	2023	% change	2024	2023	% change
Revenues:
Net interest income	$363,790	$317,252	14.7%	$1,365,590	$1,262,118	8.2%
Noninterest income	111,545	79,088	41.0%	371,178	433,253	(14.3)%
Total revenues	475,335	396,340	19.9%	1,736,768	1,695,371	2.4%
Noninterest expense	261,897	251,168	4.3%	1,034,970	887,769	16.6%

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
(dollars in thousands)	2024	2023	% change	2024	2023	% change
Pre-tax, pre-provision net revenue (PPNR)	213,438	145,172	47.0%	701,798	807,602	(13.1)%
Adjustments:
Investment losses (gains) on sales of securities, net	(249)	(14)	>100.0%	71,854	19,674	>100%
Gain on the sale of fixed assets as a result of sale leaseback	—	—	NM	—	(85,692)	(100.0)%
Loss on BOLI restructuring	—	7,166	(100.0)%	—	7,166	(100.0)%
Recognition of mortgage servicing asset	—	—	NM	(11,812)	—	100.0%
ORE expense	58	125	(53.6)%	220	315	(30.2)%
FDIC special assessment	—	29,000	(100.0)%	7,250	29,000	(>100.0%)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	NM	28,400	—	100.0%
Adjusted PPNR	$213,247	$181,449	17.5%	$797,710	$778,065	2.5%

	Three months ended			Year ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Net interest margin	3.22%	3.22%	3.06%	3.16%	3.18%
Efficiency ratio	55.10%	55.56%	63.37%	59.59%	52.36%
Return on average assets	1.15%	1.15%	0.76%	0.93%	1.19%
Return on average tangible common equity (TCE)	13.58%	13.61%	9.53%	11.12%	14.78%
Average loan to deposit ratio	83.92%	84.99%	84.05%	84.64%	83.93%

Net interest income for the fourth quarter of 2024 was $363.8 million, compared to $351.5 million for the third quarter of 2024 and $317.3 million for the fourth quarter of 2023, a year-over-year growth rate of 14.7 percent. Net interest margin was 3.22 percent for the fourth quarter of 2024, compared to 3.22 percent for the third quarter of 2024 and 3.06 percent for the fourth quarter of 2023.
Noninterest income for the fourth quarter of 2024 was $111.5 million, compared to $115.2 million for the third quarter of 2024 and $79.1 million for the fourth quarter of 2023.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-Yr % Change
(dollars in thousands)	Dec. 31, 2024	Sept. 30, 2024		Dec. 31, 2023
Noninterest income	$111,545	$115,242	(12.8)%	$79,088	41.0%
Less:
Investment losses (gains) on sales of securities, net	(249)	—	100.0%	(14)	>100.0%
Loss on BOLI restructuring	—	—	NM	7,166	(100.0)%
Adjusted noninterest income	$111,296	$115,242	(13.7)%	$86,240	29.1%

•Wealth management revenues, which include investment, trust and insurance services, were $31.2 million for the fourth quarter of 2024, compared to $29.5 million for the third quarter of 2024 and $23.5 million for the fourth quarter of 2023, a year-over-year increase of 33.1 percent. The increase in wealth management revenues was attributable to several factors but primarily is the result of an increase in capacity, with more revenue producers across the firm, but particularly in the areas of the firm's most recent strategic market expansions.

•Income from the firm's investment in Banker's Healthcare Group (BHG) was $12.1 million for the fourth quarter of 2024, compared to $16.4 million for the third quarter of 2024 and $14.4 million for the fourth quarter of 2023, a year-over-year decline of 16.4 percent.
◦BHG's loan originations were $1.2 billion in the fourth quarter of 2024, compared to $989 million in the third quarter of 2024 and $786 million in the fourth quarter of 2023.
◦Loans sold to BHG's community bank partners were approximately $505 million in the fourth quarter of 2024, compared to approximately $521 million in the third quarter of 2024 and $446 million in the fourth quarter of 2023.
◦BHG reserves for on-balance sheet loan losses were $240 million, or 9.3 percent of loans held for investment at Dec. 31, 2024, compared to 9.1 percent at Sept. 30, 2024, and 9.3 percent at Dec. 31, 2023.
◦At Dec. 31, 2024, BHG increased its accrual for estimated losses attributable to loan substitutions and prepayments to $531 million, or 7.1 percent of the unpaid balances on loans that were previously purchased by BHG's community bank network, compared to 6.2 percent at Sept. 30, 2024 and 5.4 percent at Dec. 31, 2023.
•Other noninterest income was $50.4 million for the quarter ended Dec. 31, 2024, an increase of $1.8 million from the third quarter of 2024 and $22.9 million from the fourth quarter of 2023. Fourth quarter 2024 other noninterest income was positively impacted by gains on leases, fair value adjustment to our mortgage servicing asset and customer swap revenues when compared to third quarter 2024.

Noninterest expense for the fourth quarter of 2024 was $261.9 million, compared to $259.3 million for the third quarter of 2024 and $251.2 million for the fourth quarter of 2023.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-Yr % Change
(dollars in thousands)	Dec. 31, 2024	Sept. 30, 2024		Dec. 31, 2023
Noninterest expense	$261,897	$259,319	4.0%	$251,168	4.3%
Less:
ORE expense	58	56	14.3%	125	(53.6)%
FDIC special assessment	—	—	NM	29,000	(100.0)%
Adjusted noninterest expense	$261,839	$259,263	4.0%	$222,043	17.9%

•Salaries and employee benefits were $164.7 million in the fourth quarter of 2024, compared to $160.2 million in the third quarter of 2024 and $133.3 million in the fourth quarter of 2023, reflecting a year-over-year increase of 23.5 percent.
◦Full-time equivalent associates increased to 3,565.5 at Dec. 31, 2024 from 3,516.5 at Sept. 30, 2024 and 3,357.0 at Dec. 31, 2023, a year-over-year increase of 6.2 percent.
◦Cash incentive costs in the fourth quarter of 2024 were approximately $3.1 million higher than the third quarter of 2024 due to increasing the accrual for the annual cash incentive plan to a higher payout percentage than was anticipated at Sept. 30, 2024, and $14.7 million higher than the amounts recorded in the fourth quarter of 2023. An increased number of personnel and an elevated payout percentage for 2024 compared to 2023 were the primary reasons for the year-over-year increase.
•Equipment and occupancy costs were $42.8 million in the fourth quarter of 2024, compared to $42.6 million in the third quarter of 2024, reflecting an increase of 0.5 percent. Those costs were $38.0 million in the fourth quarter of 2023, resulting in a year-over-year increase of 12.5 percent.

•Marketing and other business development costs were $8.2 million in the fourth quarter of 2024, compared to $5.6 million in the third quarter of 2024, reflecting an increase of 45.9 percent. Those costs were $6.8 million in the fourth quarter of 2023, resulting in a year-over-year increase of 19.6 percent. Comparing the fourth quarter of 2024 to the third quarter of 2024 and the fourth quarter of 2023, several factors contributed to the increase of marketing and business development costs, including increases in both client and associate engagement expenses, primarily as a result of our increased headcount and market expansion.
•Noninterest expense categories, other than those specifically noted above, were $46.3 million in the fourth quarter of 2024, compared to $50.9 million in the third quarter of 2024, reflecting a decrease of 9.1 percent. Those costs were $73.0 million in the fourth quarter of 2023, resulting in a year-over-year decrease of 36.6 percent. Several factors contributed to the decrease in other noninterest expense in the fourth quarter of 2024 compared to both the third quarter of 2024 and fourth quarter of 2023, including lower accruals relating to both state tax obligations and other professional fees.

"One of our goals for 2024 was to advance our total revenue performance with balance sheet growth and robust fee initiatives," said Harold R. Carpenter, Pinnacle’s chief financial officer. "We are reporting $475.3 million in total revenues for the fourth quarter of 2024, compared to $396.4 in total revenues for the fourth quarter of 2023, an increase of approximately 19.9 percent. As we look to 2025, we are optimistic that the effects of a steeper yield curve should positively impact our results. We also have increasing confidence that our experienced bankers and advantaged markets will continue to allow us to attract clients to our firm at an accelerated pace. Both bode well for our ability to continue the rapid growth of our revenue base in 2025. We are also keenly focused on loan and deposit pricing as we enter 2025. Since the last Fed rate cut in September 2024, through January 16, 2025, our loan beta performance is approximately 45 percent which is being outpaced by our deposit beta performance of approximately 58 percent. This is outstanding work by our relationship managers, in my opinion.
"As to expenses, total expenses for 2024 were approximately $1.0 billion, or $999.1 million after excluding adjustments noted elsewhere in this release, which is consistent with our outlook as of the end of last quarter. Contributing to our increased expense levels for the fourth quarter was an increased accrual at a higher payout percentage for our cash incentive plan, which stands at an approximate payout of 98.0 percent of target awards."

CAPITAL, SOUNDNESS AND TAXES:

	As of
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023
Shareholders' equity to total assets	12.2%	12.5%	12.6%
Tangible common equity to tangible assets	8.6%	8.7%	8.6%
Book value per common share	$80.46	$79.33	$75.80
Tangible book value per common share	$56.24	$55.12	$51.38
Annualized net loan charge-offs to avg. loans (1)	0.24%	0.21%	0.17%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.42%	0.35%	0.27%
Classified asset ratio (Pinnacle Bank) (2)	3.79%	3.92%	5.22%
Construction and land development loans as a percentage of total capital (3)	70.50%	68.20%	84.20%
Construction and land development, non-owner occupied commercial real estate and multi-family loans as a percentage of total capital (3)	242.20%	243.30%	259.00%
Allowance for credit losses (ACL) to total loans	1.17%	1.14%	1.08%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.

(3): Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.

During the fourth quarter of 2024, and to facilitate the orderly transition of BHG’s decision to exit its Small Business Administration (SBA) loan program, Pinnacle Bank acquired approximately $24.0 million in SBA loans from BHG for $10.0 million. Pinnacle assigned $14.1 million in reserves for these loans in its allowance for credit losses. Approximately $13.6 million of these loans are on nonaccrual status as of Dec. 31, 2024. The transaction increased Pinnacle’s ratio of allowance for credit losses to total loans by approximately 0.04 basis points and the ratio of nonaccrual loans to total loans by approximately 0.04 basis points during the fourth quarter.
Additionally, the effective tax rate for the fourth quarter of 2024 decreased to 17.7 percent. This was primarily the result of reductions in tax reserves for uncertain tax positions that have been resolved.

BOARD OF DIRECTORS INCREASES COMMON DIVIDENDS

On Jan. 21, 2025, Pinnacle Financial's Board of Directors increased its quarterly cash dividend to $0.24 per common share to be paid on Feb. 28, 2025 to common shareholders of record as of the close of business on Feb. 7, 2025. Additionally, the Board of Directors approved a quarterly cash dividend of approximately $3.8 million, or $16.88 per share (or $0.422 per depositary share), on Pinnacle Financial's 6.75 percent Series B Non-Cumulative Perpetual Preferred Stock payable on March 1, 2025 to shareholders of record at the close of business on Feb. 14, 2025. The amount and timing of any future dividend payments to both preferred and common shareholders will be subject to the approval of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CT on Jan. 22, 2025, to discuss fourth quarter 2024 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 and fastest growing bank in the Nashville-Murfreesboro-Franklin MSA, according to June 30, 2024 deposit data from the FDIC. Pinnacle is No. 11 on the 2024 list of 100 Best Companies to Work For® in the U.S., its eighth consecutive appearance and was recognized by American Banker as one of America's Best Banks to Work For 11 years in a row and No. 1 among banks with more than $10 billion in assets in 2023.
Pinnacle Bank owns a 49 percent interest in Bankers Healthcare Group (BHG), which provides innovative, hassle-free financial solutions to healthcare practitioners and other professionals. Great Place to Work and FORTUNE ranked BHG No. 4 on its 2021 list of Best Workplaces in New York State in the small/medium business category.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $52.6 billion in assets as of Dec. 31, 2024. As the second-largest bank holding company in Tennessee, Pinnacle operates in several primarily urban markets across the Southeast.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
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Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "looking for," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of persistent elevated interest rates, the negative impact of inflationary pressures and challenging economic conditions on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (iv) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout the Southeast region of the United States, particularly in commercial and residential real estate markets; (v) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vi) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (vii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (viii) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (ix) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from elevated deposit and other funding costs; (x) the results of regulatory examinations of Pinnacle Financial, Pinnacle Bank or BHG, or companies with whom they do business; (xi) BHG's ability to profitably grow its business and successfully execute on its business plans; (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xiv) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xvi) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xviii) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xix) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam or ransomware attacks, human error, natural disasters, power loss and other security breaches; (xx) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxi) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xxii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xxiii) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xxiv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxv) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvi) the availability of and access to capital; (xxvii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions involving Pinnacle Financial, Pinnacle Bank or BHG; and (xxviii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2023, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, gains associated with the sale-leaseback transaction completed in the second quarter of 2023, losses on the restructuring of certain bank owned life insurance (BOLI) contracts, charges related to the FDIC special assessment, income associated with the recognition of a mortgage servicing asset in the first quarter of 2024, fees related to terminating an agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives in the second quarter of 2024 and other matters for the accounting periods presented. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2024 versus certain periods in 2023 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023
ASSETS
Cash and noninterest-bearing due from banks	$320,320	$276,578	$228,620
Restricted cash	93,645	193,758	86,873
Interest-bearing due from banks	3,021,960	2,362,828	1,914,856
Cash and cash equivalents	3,435,925	2,833,164	2,230,349
Securities purchased with agreement to resell	66,449	66,480	558,009
Securities available-for-sale, at fair value	5,582,369	5,390,988	4,317,530
Securities held-to-maturity (fair value of $2.6 billion, $2.7 billion and $2.8 billion, net of allowance for credit losses of $1.7 million, $1.7 million, and $1.7 million at Dec. 31, 2024, Sept. 30, 2024 and Dec. 31, 2023, respectively)	2,798,899	2,902,253	3,006,357
Consumer loans held-for-sale	175,627	178,600	104,217
Commercial loans held-for-sale	19,700	8,617	9,280
Loans	35,485,776	34,308,310	32,676,091
Less allowance for credit losses	(414,494)	(391,534)	(353,055)
Loans, net	35,071,282	33,916,776	32,323,036
Premises and equipment, net	311,277	295,348	256,877
Equity method investment	436,707	424,637	445,223
Accrued interest receivable	214,080	226,178	217,491
Goodwill	1,849,260	1,846,973	1,846,973
Core deposits and other intangible assets	21,423	22,755	27,465
Other real estate owned	1,278	750	3,937
Other assets	2,605,173	2,588,369	2,613,139
Total assets	$52,589,449	$50,701,888	$47,959,883
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,170,448	$8,229,394	$7,906,502
Interest-bearing	14,125,194	12,615,993	11,365,349
Savings and money market accounts	16,197,397	15,188,270	14,427,206
Time	4,349,953	4,921,231	4,840,753
Total deposits	42,842,992	40,954,888	38,539,810
Securities sold under agreements to repurchase	230,244	209,956	209,489
Federal Home Loan Bank advances	1,874,134	2,146,395	2,138,169
Subordinated debt and other borrowings	425,821	425,600	424,938
Accrued interest payable	55,619	59,285	66,967
Other liabilities	728,758	561,506	544,722
Total liabilities	46,157,568	44,357,630	41,924,095
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at Dec. 31, 2024, Sept. 30, 2024 and Dec. 31, 2023, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 77.2 million, 77.2 million and 76.8 million shares issued and outstanding at Dec. 31, 2024, Sept. 30, 2024 and Dec. 31, 2023, respectively.	77,242	77,232	76,767
Additional paid-in capital	3,129,680	3,120,842	3,109,493
Retained earnings	3,175,777	3,045,571	2,784,927
Accumulated other comprehensive loss, net of taxes	(167,944)	(116,513)	(152,525)
Total shareholders' equity	6,431,881	6,344,258	6,035,788
Total liabilities and shareholders' equity	$52,589,449	$50,701,888	$47,959,883
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Year ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Interest income:
Loans, including fees	$557,716	$570,489	$530,604	$2,221,063	$1,950,365
Securities
Taxable	58,842	65,776	42,458	220,666	140,308
Tax-exempt	24,947	23,860	25,035	97,779	97,625
Federal funds sold and other	42,855	34,740	46,699	158,590	165,070
Total interest income	684,360	694,865	644,796	2,698,098	2,353,368
Interest expense:
Deposits	287,511	310,527	297,556	1,203,455	983,118
Securities sold under agreements to repurchase	1,182	1,495	1,295	5,392	3,744
FHLB advances and other borrowings	31,877	31,339	28,693	123,661	104,388
Total interest expense	320,570	343,361	327,544	1,332,508	1,091,250
Net interest income	363,790	351,504	317,252	1,365,590	1,262,118
Provision for credit losses	29,652	26,281	16,314	120,589	93,596
Net interest income after provision for credit losses	334,138	325,223	300,938	1,245,001	1,168,522
Noninterest income:
Service charges on deposit accounts	15,175	16,217	12,660	59,394	49,223
Investment services	19,233	17,868	13,410	67,572	52,432
Insurance sales commissions	2,900	3,286	3,072	13,753	13,670
Gains on mortgage loans sold, net	2,344	2,643	879	11,136	6,511
Investment gains (losses) on sales of securities, net	249	—	14	(71,854)	(19,674)
Trust fees	9,098	8,383	6,987	33,219	26,683
Income from equity method investment	12,070	16,379	14,432	63,172	85,402
Gain on sale of fixed assets	38	1,837	102	2,258	86,048
Other noninterest income	50,438	48,629	27,532	192,528	132,958
Total noninterest income	111,545	115,242	79,088	371,178	433,253
Noninterest expense:
Salaries and employee benefits	164,670	160,234	133,333	621,031	531,828
Equipment and occupancy	42,756	42,564	38,021	166,002	138,980
Other real estate, net	58	56	125	220	315
Marketing and other business development	8,168	5,599	6,829	26,668	23,914
Postage and supplies	3,178	2,965	2,840	12,049	11,143
Amortization of intangibles	1,544	1,558	1,751	6,254	7,090
Other noninterest expense	41,523	46,343	68,269	202,746	174,499
Total noninterest expense	261,897	259,319	251,168	1,034,970	887,769
Income before income taxes	183,786	181,146	128,858	581,209	714,006
Income tax expense	32,527	34,455	33,879	106,153	151,854
Net income	151,259	146,691	94,979	475,056	562,152
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(15,192)	(15,192)
Net income available to common shareholders	$147,461	$142,893	$91,181	$459,864	$546,960
Per share information:
Basic net income per common share	$1.93	$1.87	$1.20	$6.01	$7.20
Diluted net income per common share	$1.91	$1.86	$1.19	$5.96	$7.14
Weighted average common shares outstanding:
Basic	76,537,040	76,520,599	76,068,016	76,460,926	76,016,370
Diluted	77,384,742	76,765,586	76,823,991	77,131,330	76,647,543
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2022	$217,126	76,454	$76,454	$3,074,867	$2,341,706	$(190,761)	$5,519,392
Cumulative change due to accounting pronouncement	—	—	—	—	(35,002)	—	(35,002)
Exercise of employee common stock options & related tax benefits	—	40	40	931	—	—	971
Preferred dividends paid ($67.52 per share)	—	—	—	—	(15,192)	—	(15,192)
Common dividends paid ($0.88 per share)	—	—	—	—	(68,737)		(68,737)
Issuance of restricted common shares	—	269	269	(269)	—	—	—
Forfeiture of restricted common shares	—	(34)	(34)	34	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(59)	(59)	(4,127)	—	—	(4,186)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	97	97	(3,822)	—	—	(3,725)
Compensation expense for restricted shares & performance stock units	—	—	—	41,879	—	—	41,879
Net income	—	—	—	—	562,152	—	562,152
Other comprehensive gain	—	—	—	—	—	38,236	38,236
Balance at December 31, 2023	$217,126	76,767	$76,767	$3,109,493	$2,784,927	$(152,525)	$6,035,788

Balance at December 31, 2023	$217,126	76,767	$76,767	$3,109,493	$2,784,927	$(152,525)	$6,035,788
Preferred dividends paid ($67.52 per share)	—	—	—	—	(15,192)	—	(15,192)
Common dividends paid ($0.88 per share)	—	—	—	—	(69,014)	—	(69,014)
Issuance of restricted common shares	—	262	262	(262)	—	—	—
Forfeiture of restricted common shares	—	(30)	(30)	30	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(68)	(68)	(5,774)	—	—	(5,842)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	311	311	(14,741)	—	—	(14,430)
Compensation expense for restricted shares & performance stock units	—	—	—	40,934	—	—	40,934
Net income	—	—	—	—	475,056	—	475,056
Other comprehensive loss	—	—	—	—	—	(15,419)	(15,419)
Balance at December 31, 2024	$217,126	77,242	$77,242	$3,129,680	$3,175,777	$(167,944)	$6,431,881

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2024	2024	2024	2024	2023	2023
Balance sheet data, at quarter end:
Commercial and industrial loans	$13,815,817	12,986,865	12,328,622	11,893,198	11,666,691	11,307,611
Commercial real estate - owner occupied loans	4,388,531	4,264,743	4,217,351	4,044,973	4,044,896	3,944,616
Commercial real estate - investment loans	5,931,420	5,919,235	5,998,326	6,138,711	5,929,595	5,957,426
Commercial real estate - multifamily and other loans	2,198,698	2,213,153	2,185,858	1,924,931	1,605,899	1,490,184
Consumer real estate - mortgage loans	4,914,482	4,907,766	4,874,846	4,828,416	4,851,531	4,768,780
Construction and land development loans	3,699,321	3,486,504	3,621,563	3,818,334	4,041,081	3,942,143
Consumer and other loans	537,507	530,044	542,584	514,310	536,398	532,524
Total loans	35,485,776	34,308,310	33,769,150	33,162,873	32,676,091	31,943,284
Allowance for credit losses	(414,494)	(391,534)	(381,601)	(371,337)	(353,055)	(346,192)
Securities	8,381,268	8,293,241	7,882,891	7,371,847	7,323,887	6,882,276
Total assets	52,589,449	50,701,888	49,366,969	48,894,196	47,959,883	47,523,790
Noninterest-bearing deposits	8,170,448	8,229,394	7,932,882	7,958,739	7,906,502	8,324,325
Total deposits	42,842,992	40,954,888	39,770,380	39,402,025	38,539,810	38,295,809
Securities sold under agreements to repurchase	230,244	209,956	220,885	201,418	209,489	195,999
FHLB advances	1,874,134	2,146,395	2,110,885	2,116,417	2,138,169	2,110,598
Subordinated debt and other borrowings	425,821	425,600	425,380	425,159	424,938	424,718
Total shareholders' equity	6,431,881	6,344,258	6,174,668	6,103,851	6,035,788	5,837,641
Balance sheet data, quarterly averages:
Total loans	$34,980,900	34,081,759	33,516,804	33,041,954	32,371,506	31,529,854
Securities	8,268,583	8,176,250	7,322,588	7,307,201	6,967,488	6,801,285
Federal funds sold and other	3,153,751	2,601,267	3,268,307	3,274,062	3,615,908	4,292,956
Total earning assets	46,403,234	44,859,276	44,107,699	43,623,217	42,954,902	42,624,095
Total assets	51,166,643	49,535,543	48,754,091	48,311,260	47,668,519	47,266,199
Noninterest-bearing deposits	8,380,760	8,077,655	8,000,159	7,962,217	8,342,572	8,515,733
Total deposits	41,682,341	40,101,199	39,453,828	38,995,709	38,515,560	38,078,665
Securities sold under agreements to repurchase	223,162	230,340	213,252	210,888	202,601	184,681
FHLB advances	2,006,736	2,128,793	2,106,786	2,214,489	2,112,809	2,132,638
Subordinated debt and other borrowings	427,503	427,380	427,256	428,281	426,999	426,855
Total shareholders' equity	6,405,867	6,265,710	6,138,722	6,082,616	5,889,075	5,898,196
Statement of operations data, for the three months ended:
Interest income	$684,360	694,865	668,390	650,483	644,796	627,294
Interest expense	320,570	343,361	336,128	332,449	327,544	310,052
Net interest income	363,790	351,504	332,262	318,034	317,252	317,242
Provision for credit losses	29,652	26,281	30,159	34,497	16,314	26,826
Net interest income after provision for credit losses	334,138	325,223	302,103	283,537	300,938	290,416
Noninterest income	111,545	115,242	34,288	110,103	79,088	90,797
Noninterest expense	261,897	259,319	271,389	242,365	251,168	213,233
Income before income taxes	183,786	181,146	65,002	151,275	128,858	167,980
Income tax expense	32,527	34,455	11,840	27,331	33,879	35,377
Net income	151,259	146,691	53,162	123,944	94,979	132,603
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$147,461	142,893	49,364	120,146	91,181	128,805
Profitability and other ratios:
Return on avg. assets (1)	1.15%	1.15%	0.41%	1.00%	0.76%	1.08%
Return on avg. equity (1)	9.16%	9.07%	3.23%	7.94%	6.14%	8.66%
Return on avg. common equity (1)	9.48%	9.40%	3.35%	8.24%	6.38%	9.00%
Return on avg. tangible common equity (1)	13.58%	13.61%	4.90%	12.11%	9.53%	13.43%
Common stock dividend payout ratio (14)	14.72%	16.73%	17.29%	12.59%	12.26%	11.35%
Net interest margin (2)	3.22%	3.22%	3.14%	3.04%	3.06%	3.06%
Noninterest income to total revenue (3)	23.47%	24.69%	9.35%	25.72%	19.95%	22.25%
Noninterest income to avg. assets (1)	0.87%	0.93%	0.28%	0.92%	0.66%	0.76%
Noninterest exp. to avg. assets (1)	2.04%	2.08%	2.24%	2.02%	2.09%	1.79%
Efficiency ratio (4)	55.10%	55.56%	74.04%	56.61%	63.37%	52.26%
Avg. loans to avg. deposits	83.92%	84.99%	84.95%	84.73%	84.05%	82.80%
Securities to total assets	15.94%	16.36%	15.97%	15.08%	15.27%	14.48%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2024			December 31, 2023
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$34,980,900	$557,716	6.42%	$32,371,506	$530,604	6.62%
Securities
Taxable	4,953,134	58,842	4.73%	3,801,278	42,458	4.43%
Tax-exempt (2)	3,315,449	24,947	3.58%	3,166,210	25,035	3.74%
Interest-bearing due from banks	2,819,891	36,135	5.10%	2,876,213	39,761	5.48%
Resell agreements	75,583	1,697	8.93%	507,368	3,216	2.51%
Federal funds sold	—	—	—%	—	—	—%
Other	258,277	5,023	7.74%	232,327	3,722	6.36%
Total interest-earning assets	46,403,234	$684,360	5.97%	42,954,902	$644,796	6.09%
Nonearning assets
Intangible assets	1,870,051			1,875,546
Other nonearning assets	2,893,358			2,838,071
Total assets	$51,166,643			$47,668,519

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	13,162,542	113,704	3.44%	10,821,528	106,368	3.90%
Savings and money market	15,654,866	125,760	3.20%	14,455,770	137,330	3.77%
Time	4,484,173	48,047	4.26%	4,895,690	53,858	4.36%
Total interest-bearing deposits	33,301,581	287,511	3.43%	30,172,988	297,556	3.91%
Securities sold under agreements to repurchase	223,162	1,182	2.11%	202,601	1,295	2.54%
Federal Home Loan Bank advances	2,006,736	23,159	4.59%	2,112,809	22,674	4.26%
Subordinated debt and other borrowings	427,503	8,718	8.11%	426,999	6,019	5.59%
Total interest-bearing liabilities	35,958,982	320,570	3.55%	32,915,397	327,544	3.95%
Noninterest-bearing deposits	8,380,760	—	—	8,342,572	—	—
Total deposits and interest-bearing liabilities	44,339,742	$320,570	2.88%	41,257,969	$327,544	3.15%
Other liabilities	421,034			521,475
Shareholders' equity	6,405,867			5,889,075
Total liabilities and shareholders' equity	$51,166,643			$47,668,519
Net interest income		$363,790			$317,252
Net interest spread (3)			2.42%			2.14%
Net interest margin (4)			3.22%			3.06%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $12.1 million of taxable equivalent income for the three months ended Dec. 31, 2024 compared to $14.5 million for the three months ended Dec. 31, 2023. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended Dec. 31, 2024 would have been 3.09% compared to a net interest spread of 2.94% for the three months ended Dec. 31, 2023.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year ended			Year ended
	December 31, 2024			December 31, 2023
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$33,908,775	$2,221,063	6.64%	$31,112,968	$1,950,365	6.36%
Securities
Taxable	4,487,037	220,666	4.92%	3,562,527	140,308	3.94%
Tax-exempt (2)	3,284,099	97,779	3.55%	3,252,030	97,625	3.58%
Interest-bearing due from banks	2,533,184	132,199	5.22%	2,611,506	140,036	5.36%
Resell agreements	285,356	10,669	3.74%	508,190	13,176	2.59%
Federal funds sold	—	—	—%	—	—	—%
Other	254,731	15,722	6.17%	227,147	11,858	5.22%
Total interest-earning assets	44,753,182	$2,698,098	6.14%	41,274,368	$2,353,368	5.82%
Nonearning assets
Intangible assets	1,871,723			1,878,204
Other nonearning assets	2,821,948			2,696,900
Total assets	$49,446,853			$45,849,472

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	12,309,946	465,862	3.78%	9,565,965	333,631	3.49%
Savings and money market	14,928,631	530,100	3.55%	14,162,523	473,327	3.34%
Time	4,720,595	207,493	4.40%	4,606,756	176,160	3.82%
Total interest-bearing deposits	31,959,172	1,203,455	3.77%	28,335,244	983,118	3.47%
Securities sold under agreements to repurchase	219,451	5,392	2.46%	192,132	3,744	1.95%
Federal Home Loan Bank advances	2,113,947	96,602	4.57%	1,935,204	80,958	4.18%
Subordinated debt and other borrowings	427,604	27,059	6.33%	426,784	23,430	5.49%
Total interest-bearing liabilities	34,720,174	1,332,508	3.84%	30,889,364	1,091,250	3.53%
Noninterest-bearing deposits	8,103,652	—	—	8,736,843	—	—
Total deposits and interest-bearing liabilities	42,823,826	$1,332,508	3.11%	39,626,207	$1,091,250	2.75%
Other liabilities	399,183			428,348
Shareholders' equity	6,223,844			5,794,917
Total liabilities and shareholders' equity	$49,446,853			$45,849,472
Net interest income		$1,365,590			$1,262,118
Net interest spread (3)			2.30%			2.29%
Net interest margin (4)			3.16%			3.18%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $47.7 million of taxable equivalent income for the year ended Dec. 31, 2024 compared to $48.5 million for the year ended Dec. 31, 2023. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the year ended Dec. 31, 2024 would have been 3.02% compared to a net interest spread of 3.07% for the year ended Dec. 31, 2023.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2024	2024	2024	2024	2023	2023
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$147,825	119,293	97,649	108,325	82,288	42,950
ORE and other nonperforming assets (NPAs)	1,280	823	2,760	2,766	4,347	3,019
Total nonperforming assets	$149,105	120,116	100,409	111,091	86,635	45,969
Past due loans over 90 days and still accruing interest	$3,515	3,611	4,057	5,273	6,004	4,969
Accruing purchase credit deteriorated loans	$13,877	5,715	6,021	6,222	6,501	7,010
Net loan charge-offs	$20,807	18,348	22,895	16,215	13,451	18,093
Allowance for credit losses to nonaccrual loans	280.4%	328.2%	390.8%	342.8%	429.0%	806.0%
As a percentage of total loans:
Past due accruing loans over 30 days	0.15%	0.16%	0.16%	0.17%	0.23%	0.16%
Potential problem loans	0.13%	0.14%	0.18%	0.28%	0.39%	0.42%
Allowance for credit losses	1.17%	1.14%	1.13%	1.12%	1.08%	1.08%
Nonperforming assets to total loans, ORE and other NPAs	0.42%	0.35%	0.30%	0.33%	0.27%	0.14%
Classified asset ratio (Pinnacle Bank) (6)	3.8%	3.9%	4.0%	4.9%	5.2%	4.6%
Annualized net loan charge-offs to avg. loans (5)	0.24%	0.21%	0.27%	0.20%	0.17%	0.23%

Interest rates and yields:
Loans	6.42%	6.75%	6.71%	6.67%	6.62%	6.50%
Securities	4.27%	4.58%	4.43%	4.06%	4.12%	3.81%
Total earning assets	5.97%	6.27%	6.20%	6.11%	6.09%	5.95%
Total deposits, including non-interest bearing	2.74%	3.08%	3.10%	3.10%	3.07%	2.92%
Securities sold under agreements to repurchase	2.11%	2.58%	2.48%	2.67%	2.54%	2.30%
FHLB advances	4.59%	4.66%	4.66%	4.38%	4.26%	4.22%
Subordinated debt and other borrowings	8.11%	5.97%	5.62%	5.60%	5.59%	5.54%
Total deposits and interest-bearing liabilities	2.88%	3.19%	3.20%	3.20%	3.15%	3.01%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.2%	12.5%	12.5%	12.5%	12.6%	12.3%
Common equity Tier one	10.8%	10.8%	10.7%	10.4%	10.3%	10.3%
Tier one risk-based	11.3%	11.4%	11.2%	10.9%	10.8%	10.9%
Total risk-based	13.1%	13.2%	13.2%	12.9%	12.7%	12.8%
Leverage	9.6%	9.6%	9.5%	9.5%	9.4%	9.4%
Tangible common equity to tangible assets	8.6%	8.7%	8.6%	8.5%	8.6%	8.2%
Pinnacle Bank ratios:
Common equity Tier one	11.6%	11.7%	11.5%	11.3%	11.1%	11.2%
Tier one risk-based	11.6%	11.7%	11.5%	11.3%	11.1%	11.2%
Total risk-based	12.5%	12.6%	12.5%	12.2%	12.0%	12.0%
Leverage	9.8%	9.8%	9.7%	9.7%	9.7%	9.7%
Construction and land development loans as a percentage of total capital (17)	70.5%	68.2%	72.9%	77.5%	84.2%	83.1%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	242.2%	243.3%	254.0%	258.0%	259.0%	256.4%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2024	2024	2024	2024	2023	2023

Per share data:
Earnings per common share – basic	$1.93	1.87	0.65	1.58	1.20	1.69
Earnings per common share - basic, excluding non-GAAP adjustments	$1.92	1.87	1.63	1.54	1.70	1.79
Earnings per common share – diluted	$1.91	1.86	0.64	1.57	1.19	1.69
Earnings per common share - diluted, excluding non-GAAP adjustments	$1.90	1.86	1.63	1.53	1.68	1.79
Common dividends per share	$0.22	0.22	0.22	0.22	0.22	0.22
Book value per common share at quarter end (7)	$80.46	79.33	77.15	76.23	75.80	73.23
Tangible book value per common share at quarter end (7)	$56.24	55.12	52.92	51.98	51.38	48.78
Revenue per diluted common share	$6.14	6.08	4.78	5.60	5.16	5.35
Revenue per diluted common share, excluding non-GAAP adjustments	$6.14	6.08	5.72	5.45	5.25	5.48

Investor information:
Closing sales price of common stock on last trading day of quarter	$114.39	97.97	80.04	85.88	87.22	67.04
High closing sales price of common stock during quarter	$129.87	100.56	84.70	91.82	89.34	75.95
Low closing sales price of common stock during quarter	$92.95	76.97	74.62	79.26	60.77	56.41

Closing sales price of depositary shares on last trading day of quarter	$24.23	24.39	23.25	23.62	22.60	22.70
High closing sales price of depositary shares during quarter	$25.02	24.50	23.85	24.44	23.65	23.85
Low closing sales price of depositary shares during quarter	$24.23	23.25	22.93	22.71	21.00	21.54

Other information:
Residential mortgage loan sales:
Gross loans sold	$185,707	209,144	217,080	148,576	142,556	198,247
Gross fees (8)	$4,360	4,974	5,368	3,540	3,191	4,350
Gross fees as a percentage of loans originated	2.35%	2.38%	2.47%	2.38%	2.24%	2.19%
Net gain on residential mortgage loans sold	$2,344	2,643	3,270	2,879	879	2,012
Investment gains (losses) on sales of securities, net (13)	$249	—	(72,103)	—	14	(9,727)
Brokerage account assets, at quarter end (9)	$13,086,359	12,791,337	11,917,578	10,756,108	9,810,457	9,041,716
Trust account managed assets, at quarter end	$7,061,868	6,830,323	6,443,916	6,297,887	5,530,495	5,047,128
Core deposits (10)	$38,046,904	35,764,640	34,957,827	34,638,610	33,738,917	33,606,783
Core deposits to total funding (10)	83.9%	81.8%	82.2%	82.2%	81.7%	81.9%
Risk-weighted assets	$41,976,450	40,530,585	39,983,191	40,531,311	40,205,295	39,527,086
Number of offices	137	136	135	128	128	128
Total core deposits per office	$277,715	262,975	258,947	270,614	263,585	262,553
Total assets per full-time equivalent employee	$14,750	14,418	14,231	14,438	14,287	14,274
Annualized revenues per full-time equivalent employee	$530.4	528.0	425.0	508.5	468.4	486.2
Annualized expenses per full-time equivalent employee	$292.2	293.4	314.6	287.8	296.8	254.1
Number of employees (full-time equivalent)	3,565.5	3,516.5	3,469.0	3,386.5	3,357.0	3,329.5
Associate retention rate (11)	94.5%	94.6%	94.4%	94.2%	94.2%	93.6%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Year ended
(dollars in thousands, except per share data)	December	September	December	December	December
	2024	2024	2023	2024	2023

Net interest income	$363,790	351,504	317,252	1,365,590	1,262,118

Noninterest income	111,545	115,242	79,088	371,178	433,253
Total revenues	475,335	466,746	396,340	1,736,768	1,695,371
Less: Investment losses (gains) on sales of securities, net	(249)	—	(14)	71,854	19,674
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	(85,692)
Loss on BOLI restructuring	—	—	7,166	—	7,166
Recognition of mortgage servicing asset	—	—	—	(11,812)	—
Total revenues excluding the impact of adjustments noted above	$475,086	466,746	403,492	1,796,810	1,636,519

Noninterest expense	$261,897	259,319	251,168	1,034,970	887,769
Less: ORE expense	58	56	125	220	315
FDIC special assessment	—	—	29,000	7,250	29,000
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	28,400	—
Noninterest expense excluding the impact of adjustments noted above	$261,839	259,263	222,043	999,100	858,454

Pre-tax income	$183,786	181,146	128,858	581,209	714,006
Provision for credit losses	29,652	26,281	16,314	120,589	93,596
Pre-tax pre-provision net revenue	213,438	207,427	145,172	701,798	807,602
Less: Adjustments noted above	(191)	56	36,277	95,912	(29,537)
Adjusted pre-tax pre-provision net revenue (12)	$213,247	207,483	181,449	797,710	778,065

Noninterest income	$111,545	115,242	79,088	371,178	433,253
Less: Adjustments noted above	(249)	—	7,152	60,042	(58,852)
Noninterest income excluding the impact of adjustments noted above	$111,296	115,242	86,240	431,220	374,401

Efficiency ratio (4)	55.10%	55.56%	63.37%	59.59%	52.36%
Adjustments noted above	0.01%	(0.01)%	(8.34)%	(3.99)%	0.10%
Efficiency ratio excluding adjustments noted above (4)	55.11%	55.55%	55.03%	55.60%	52.46%

Total average assets	$51,166,643	49,535,543	47,668,519	49,446,853	45,849,472

Noninterest income to average assets (1)	0.87%	0.93%	0.66%	0.75%	0.94%
Less: Adjustments noted above	—%	—%	0.06%	0.12%	(0.12)%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.87%	0.93%	0.72%	0.87%	0.82%

Noninterest expense to average assets (1)	2.04%	2.08%	2.09%	2.09%	1.94%
Adjustments as noted above	—%	—%	(0.24)%	(0.07)%	(0.07)%
Noninterest expense (excluding adjustments noted above) to average assets (1)	2.04%	2.08%	1.85%	2.02%	1.87%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	December	September	June	March	December	September
	2024	2024	2024	2024	2023	2023
Net income available to common shareholders	$147,461	142,893	49,364	120,146	91,181	128,805
Investment (gains) losses on sales of securities, net	(249)	—	72,103	—	(14)	9,727
Loss on BOLI restructuring	—	—	—	—	16,252	—
ORE expense	58	56	22	84	125	33
FDIC special assessment	—	—	—	7,250	29,000	—
Recognition of mortgage servicing asset	—	—	—	(11,812)	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	28,400	—	—	—
Tax effect on above noted adjustments (16)	48	(14)	(25,131)	1,120	(7,278)	(2,440)
Net income available to common shareholders excluding adjustments noted above	$147,318	142,935	124,758	116,788	129,266	136,125

Basic earnings per common share	$1.93	1.87	0.65	1.58	1.20	1.69
Less:
Investment (gains) losses on sales of securities, net	(0.01)	—	0.94	—	—	0.13
Loss on BOLI restructuring	—	—	—	—	0.21	—
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	0.10	0.38	—
Recognition of mortgage servicing asset	—	—	—	(0.15)	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	0.37	—	—	—
Tax effect on above noted adjustments (16)	—	—	(0.33)	0.01	(0.10)	(0.03)
Basic earnings per common share excluding adjustments noted above	$1.92	1.87	1.63	1.54	1.70	1.79

Diluted earnings per common share	$1.91	1.86	0.64	1.57	1.19	1.69
Less:
Investment (gains) losses on sales of securities, net	(0.01)	—	0.94	—	—	0.13
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	0.10	0.21	—
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	—	0.38	—
Recognition of mortgage servicing asset	—	—	—	(0.15)	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	0.37	—	—	—
Tax effect on above noted adjustments (16)			(0.32)	0.01	(0.09)	(0.03)
Diluted earnings per common share excluding the adjustments noted above	$1.90	1.86	1.63	1.53	1.68	1.79

Revenue per diluted common share	$6.14	6.08	4.78	5.60	5.16	5.35
Adjustments due to revenue-impacting items as noted above	—	—	0.94	(0.15)	0.09	0.13
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$6.14	6.08	5.72	5.45	5.25	5.48

Book value per common share at quarter end (7)	$80.46	79.33	77.15	76.23	75.80	73.23
Adjustment due to goodwill, core deposit and other intangible assets	(24.22)	(24.21)	(24.23)	(24.25)	(24.42)	(24.45)
Tangible book value per common share at quarter end (7)	$56.24	55.12	52.92	51.98	51.38	48.78

Equity method investment (15)
Fee income from BHG, net of amortization	$12,070	16,379	18,688	16,035	14,432	24,967
Funding cost to support investment	4,869	5,762	5,704	5,974	5,803	6,546
Pre-tax impact of BHG	7,201	10,617	12,984	10,061	8,629	18,421
Income tax expense at statutory rates (16)	1,800	2,654	3,246	2,515	2,157	4,605
Earnings attributable to BHG	$5,401	7,963	9,738	7,546	6,472	13,816
Basic earnings per common share attributable to BHG	$0.07	0.10	0.13	0.10	0.09	0.18
Diluted earnings per common share attributable to BHG	$0.07	0.10	0.13	0.10	0.08	0.18
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Year ended
(dollars in thousands, except per share data)	December 31,
	2024	2023
Net income available to common shareholders	$459,864	546,960
Investment losses on sales of securities, net	71,854	19,674
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(85,692)
Loss on BOLI restructuring	—	16,252
ORE expense	220	315
FDIC special assessment	7,250	29,000
Recognition of mortgage servicing asset	(11,812)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	28,400	—
Tax effect on adjustments noted above (16)	(23,978)	9,176
Net income available to common shareholders excluding adjustments noted above	$531,798	535,685

Basic earnings per common share	$6.01	7.20
Less:
Investment losses on sales of securities, net	0.94	0.26
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(1.12)
Loss on BOLI restructuring	—	0.21
ORE expense	—	—
FDIC special assessment	0.10	0.38
Recognition of mortgage servicing asset	(0.15)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	0.37	—
Tax effect on above noted adjustments (16)	(0.31)	0.12
Basic earnings per common share excluding adjustments noted above	$6.96	7.05

Diluted earnings per common share	5.96	7.14
Less:
Investment losses on sales of securities, net	0.93	0.26
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(1.12)
Loss on BOLI restructuring	—	0.21
ORE expense	—	—
FDIC special assessment	0.09	0.38
Recognition of mortgage servicing asset	(0.15)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	0.37	—
Tax effect on above noted adjustments (16)	(0.31)	0.12
Diluted earnings per common share excluding the adjustments noted above	$6.89	6.99

Revenue per diluted common share	$22.52	22.12
Adjustments due to revenue-impacting items as noted above	0.78	(0.77)
Revenue per diluted common share excluding adjustments due to revenue-impacting items noted above	$23.30	21.35

Equity method investment (15)
Fee income from BHG, net of amortization	$63,172	85,402
Funding cost to support investment	19,777	23,430
Pre-tax impact of BHG	43,395	61,972
Income tax expense at statutory rates (16)	10,849	15,493
Earnings attributable to BHG	$32,546	46,479

Basic earnings per common share attributable to BHG	$0.43	0.61
Diluted earnings per common share attributable to BHG	$0.42	0.61

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Year ended
(dollars in thousands, except per share data)	December	September	December	December	December
	2024	2024	2023	2024	2023

Return on average assets (1)	1.15%	1.15%	0.76%	0.93%	1.19%
Adjustments as noted above	—%	—%	0.32%	0.15%	(0.02)%
Return on average assets excluding adjustments noted above (1)	1.15%	1.15%	1.08%	1.08%	1.17%

Tangible assets:
Total assets	$52,589,449	50,701,888	47,959,883	$52,589,449	47,959,883
Less: Goodwill	(1,849,260)	(1,846,973)	(1,846,973)	(1,849,260)	(1,846,973)
Core deposit and other intangible assets	(21,423)	(22,755)	(27,465)	(21,423)	(27,465)
Net tangible assets	$50,718,766	48,832,160	46,085,445	$50,718,766	46,085,445

Tangible common equity:
Total shareholders' equity	$6,431,881	6,344,258	6,035,788	$6,431,881	6,035,788
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	6,214,755	6,127,132	5,818,662	6,214,755	5,818,662
Less: Goodwill	(1,849,260)	(1,846,973)	(1,846,973)	(1,849,260)	(1,846,973)
Core deposit and other intangible assets	(21,423)	(22,755)	(27,465)	(21,423)	(27,465)
Net tangible common equity	$4,344,072	4,257,404	3,944,224	$4,344,072	3,944,224

Ratio of tangible common equity to tangible assets	8.57%	8.72%	8.56%	8.57%	8.56%

Average tangible assets:
Average assets	$51,166,643	49,535,543	47,668,519	$49,446,853	45,849,472
Less: Average goodwill	(1,846,998)	(1,846,973)	(1,846,973)	(1,846,979)	(1,846,973)
Average core deposit and other intangible assets	(23,054)	(23,746)	(28,573)	(24,744)	(31,231)
Net average tangible assets	$49,296,591	47,664,824	45,792,973	$47,575,130	43,971,268

Return on average assets (1)	1.15%	1.15%	0.76%	0.93%	1.19%
Adjustment due to goodwill, core deposit and other intangible assets	0.04%	0.04%	0.03%	0.04%	0.05%
Return on average tangible assets (1)	1.19%	1.19%	0.79%	0.97%	1.24%
Adjustments as noted above	—%	—%	0.33%	0.15%	(0.02)%
Return on average tangible assets excluding adjustments noted above (1)	1.19%	1.19%	1.12%	1.12%	1.22%

Average tangible common equity:
Average shareholders' equity	$6,405,867	6,265,710	5,889,075	$6,223,844	5,794,917
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	6,188,741	6,048,584	5,671,949	6,006,718	5,577,791
Less: Average goodwill	(1,846,998)	(1,846,973)	(1,846,973)	(1,846,979)	(1,846,973)
Average core deposit and other intangible assets	(23,054)	(23,746)	(28,573)	(24,744)	(31,231)
Net average tangible common equity	$4,318,689	4,177,865	3,796,403	$4,134,995	3,699,587

Return on average equity (1)	9.16%	9.07%	6.14%	7.39%	9.44%
Adjustment due to average preferred shareholders' equity	0.32%	0.33%	0.24%	0.27%	0.37%
Return on average common equity (1)	9.48%	9.40%	6.38%	7.66%	9.81%
Adjustment due to goodwill, core deposit and other intangible assets	4.10%	4.21%	3.15%	3.46%	4.97%
Return on average tangible common equity (1)	13.58%	13.61%	9.53%	11.12%	14.78%
Adjustments as noted above	(0.01)%	—%	3.98%	1.74%	(0.30)%
Return on average tangible common equity excluding adjustments noted above (1)	13.57%	13.61%	13.51%	12.86%	14.48%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles by common shares outstanding.
8. Amounts are included in the statement of income in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities, the impact of BOLI restructuring, the impact of the FDIC special assessment, the recognition of the mortgage servicing asset and fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the funding costs of the overall franchise calculated using the firm's subordinated and other borrowing rates. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for all periods in 2024 and 2023.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.